News Release	Contact:
For Immediate Release	Anna Austin, EVP, Corporate Communications (314) 523-8354 Email: investor.relations@tlcvision.com

TLCVision Releases 2006 Financial Guidance

ST. LOUIS, MO — February 14, 2006 – TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, today released 2006 financial guidance. All financial guidance refers to the Operating Business, defined as TLCVision’s operating activities excluding the impact of the AMD segment, principally represented by our investment in OccuLogix, Inc. All dollar amounts are expressed in U.S. currency unless otherwise noted.

Driven by same store (including TruVision procedures) and acquisitive growth, as well as revenues from the rollout of its LASIK Select(SM) brand, TLCVision expects 2006 revenue to be between $308 million and $318 million. A majority of the TruVision benefit will be realized beginning in the second quarter, the result of the acquisition’s successful integration throughout the first quarter of 2006.

As previously announced, TLCVision has five value priced locations in operation and has opened four LASIK Select (SM) centers so far this quarter. TLCVision still expects its fifth LASIK Select(SM) location to be announced in the first quarter, and five additional locations in the second half of 2006. The Company will incur $0.03 per share of costs associated with the LASIK Select(SM) brand rollout, with this expense being incurred largely in the first half of 2006.

TLCVision expects diluted pretax earnings per share to be between $0.33 and $0.36, including $1.1 million of compensation expense related to stock options which will be recorded for the first time in 2006.

Beginning in the first quarter of 2006, the Company will record book income tax expense, estimated at a 40% effective rate. The resulting fully-taxed earnings per share are expected to be in the range of $0.20 to $0.22.

TLCVision will continue to generate cash well in excess of earnings, and is projecting operating cash flow per share to range from $0.58 — $0.62.

“We are projecting solid growth across all of our businesses and continued strong cash generation, even during a year of significant investment in our refractive expansion strategy,” said Jim Wachtman, President and Chief Executive Officer. “We remain optimistic about the strategic changes to our refractive business, which will strengthen the company for the long term.”

About TLCVision

TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers management and technology access service models, and its managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract, and AMD markets. More information about TLCVision can be found on the web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may”, “will”, “expect”, ”intend”, “anticipate”, “estimate”, “predict”, “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision’s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.